Exhibit 10.1

FOURTH AMENDMENT AGREEMENT

THIS FOURTH AMENDMENT AGREEMENT, dated as of February 28, 2024 (this “Agreement”), is by and among and each purchaser identified on Schedule A hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”), and Soluna Holdings, Inc. (f/k/a Mechanical Technology, Incorporated), a Nevada corporation (the “Company” and together with the Purchasers each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company and Purchasers entered into a Securities Purchase Agreement dated October 25, 2021 (the “SPA”), pursuant to which the Company issued to the Purchaser, as set forth on Schedule A, secured convertible notes in the original aggregate principal amount of $16,304,348 (collectively, the “Notes”). Capitalized Terms not defined herein shall have the meaning set forth in the SPA and other Transaction Documents (as defined in the SPA);

WHEREAS, on July 19, 2022, the Parties entered into an Addendum (the “Addendum”) to memorialize certain agreements between the Parties;

WHEREAS, the Addendum was subsequently amended by the Addendum Amendment dated September 13, 2022 and Second Addendum Amendment dated March 10, 2023;

WHEREAS, on April 24, 2023, the Parties entered into an Extension Agreement to memorialize certain agreements between the Parties;

WHEREAS, on May 11, 2023, the Parties entered into a Second Amendment Agreement to memorialize certain agreements between the Parties;

WHEREAS, on November 20, 2023, the Parties entered into a Third Amendment Agreement (“TAA”) to memorialize certain agreements between the Parties;

NOW THEREFORE, in contemplation of a possible investment in the Company to finance its projects and repay the face value of the Notes in a form that limits potential dilution to equity holders, for consideration of the mutual benefits accruing to Parties hereunder and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby agree as follows:

AGREEMENTS

1. Note Repricing. The Conversion Price of the Notes shall be reduced to $3.78 per share, subject to further adjustment as set forth in the Notes.

2. Extension Warrants. Each Purchaser shall receive their pro rata portion of 850,000 common stock purchase warrants exercisable for three years with an exercise price of $0.01 per share as set forth on Schedule A (the “Extension Warrants”).

3. Reprice of the Warrants. Following the date of this Agreement the warrants identified as the 3.78 Warrants as set forth on Schedule A, shall be exercisable at a reduced exercise price of $3.78 (the “$3.78 Warrants”). In addition, the Warrants set forth on Schedule A identified as the Repriced Warrants shall have the exercise price reduced to $6.00 per share (the “Repriced Warrants”). For every one Repriced Warrant exercised by a Purchaser, such Purchaser shall receive 1.36 new five year warrants with an exercise price of $0.01, 1.6 new five year warrants with an exercise price of $4.20, and 1.6 new five year warrants with an exercise price of $5.70.

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4. Shareholder Approval. At the next meeting of shareholders the Company, but in any event no later than May 30, 2024, the Company shall: (i) submit a proposal to the shareholders to obtain shareholder approval with respect to the transactions contemplated by this Agreement, including the issuance of all of the Common Stock upon conversion of the Notes and exercise of the Warrants as contemplated hereunder that would result in the issuance of more than 19.99% of the issued and outstanding shares of Common Stock on the date hereof (the “Shareholder Approval”); (ii) include in the public disclosures of the Shareholder Approval the recommendation of the Company’s Board of Directors that the Shareholder Approval be approved; and (iii) solicit proxies from its shareholders to approve the Shareholder Approval in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxy holders shall vote their proxies in favor of such proposal. The Company shall use its best efforts to obtain such Shareholder Approval. If the Company does not obtain Shareholder Approval at the first meeting, the Company shall seek Shareholder Approval every three months and at every subsequent meeting of the shareholders until the earlier of the date Shareholder Approval is obtained or the Notes and Warrants issuable pursuant to this Agreement are no longer outstanding. Prior to obtaining Shareholder Approval, the Company shall be able to issue to each Purchaser the number of Common Stock as set forth on Schedule A. The Company shall have the shareholders set forth on Schedule B execute the Voting Agreement and Irrevocable Proxy annexed hereto as Exhibit A.

5. Consent to ATM. Provided the ATM Conditions (as defined below) are met the Purchasers consent to the Company selling shares of its common stock at price per share not less than the ATM Floor Price as defined below (the “ATM”).

As used herein, “ATM Conditions” shall mean the existence of all the following conditions:

a.	Shareholder Approval shall have been obtained.
b.	No Event of Default shall have occurred under the Notes and is continuing.
c.	The market price of the shares of the Common Stock shall be equal or greater than the then in effect ATM Floor Price.

As used herein ATM Floor Price shall mean $10.00. Six months after the ATM is effective for sales of common stock and provided Shareholder Approval has been obtained, the ATM Floor Price will be reduced to $8.00 and six months after that the ATM Floor price will be further reduced to $6.00. Upon the aggregate principal amount of the Notes being reduced to $1,500,000, the ATM shall not be subject to the ATM Floor. The prices in the preceding sentence are subject to adjustment for stock splits and the like as provided in the SPA.

6. Maturity Date Extension.

a.	Provided an Event of Default has not occurred, the Company will be permitted to unilaterally extend the Maturity Date of the Notes for two 3-Month extensions if prior to the then in effect Maturity Date the Company gives notice to the Purchasers and increases the principal amount of the Notes on the date of each such extension by two percent (2%) the principal amount of the Notes outstanding on the date of this Agreement per each extension.

b.	Until Shareholder Approval is obtained, each Purchaser will be permitted to unilaterally extend the Maturity Date of its Note for four (4) six-month extensions and upon each such extension the principal amount of the Notes on the date of each such extension shall be increased by four percent (4%) of the principal amount of the Notes outstanding on the date of this Agreement.

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c.	The Company shall not prepay any amount of the Notes which would reduce the aggregate principal amount thereof below $5,000,000.00 (pro-rated among the Purchasers) until Shareholder Approval has been obtained.

7. Escrow Release. This Document shall be a Joint Instruction to the Escrow Agent under the September 29, 2022, escrow agreement, to release $450,000.00 to the Company pursuant to instructions provided by the Company.

8. Public Disclosure. Within one (1) business day after execution of this Agreement, the Company shall file a Form 8-K with the Securities and Exchange Commission, disclosing this Agreement, which shall be an exhibit to such filing.

9. Event of Default. A breach of the terms of this Agreement shall be an Event of Default under the Notes.

10. Representations. The Company warrants and represents that all the warranties and representations of the Company set forth in the Transaction Documents are true and accurate in all material respects as of the date of this Agreement. This Agreement, along with all waivers and consents among the Parties, shall be included in the definition of “Transaction Documents” in the SPA.

11. Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State and County of New York for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. (b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS AGREEMENT AND HAS HAD AN OPPORTUNITY TO SEEK SEPARATE COUNSEL OF ITS OWN CHOICE TO REVIEW THIS AGREEMENT, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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12. Injunctive Relief. Each Party acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the other and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the non-breaching party shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

13. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the Parties.

14. Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through G&M. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by facsimile or other electronic format (including via .pdf and DocuSign) shall be effective as an original.

16. Notices. All notices shall be delivered in accordance with the notice provisions of the SPA.

17. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. Except as specifically modified herein, the Transaction Documents including the Addendum remain in full force and effect without any waivers or modifications. No amendment, modification or other change to this Agreement or waiver of any agreement or other obligation of the parties under this Agreement may be made or given unless such amendment, modification or waiver is set forth in writing and is signed by the Parties. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. As used in this Agreement, any consent of the Purchasers shall be determined in accordance with the terms of the SPA.

[Signatures begin on next page]

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IN WITNESS WHEREOF, the parties have caused this Fourth Amendment Agreement to be duly executed as of the day and year first above written.

COMPANY

Soluna Holdings, Inc.

By:
Its:

PURCHASERS

ALPHA CAPITAL ANSTALT	SUPEREIGHT CAPITAL HOLDINGS LTD.

By:	By:
Name:	Name:
Title:	Title:

3I, LP

By:
Name:	XINIU NIE
Title:

YI HUA CHEN

AJF Consulting

By:
Name:
Title:

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SCHEDULE A

Purchaser	Extension Warrants	$3.78 Warrants	Repriced Warrants	$0.01 warrants	$4.20 warrants	$5.70 warrants
Alpha Capital Anstalt	523,188	200,636	319,300	436,310	511,536	511,536
Supereight Capital Holdings Ltd.	20,146	4,636	0	0	0	0
AJF Consulting	14,984	3,448	0	0	0	0
3i	205,379	82,728	159,651	218,156	255,769	255,769
Xiniu Nie	50,941	17,134	0	0	0	0
Yi Hua Chen	35,362	11,423	0	0	0	0
Total	850,000	320,005	478,951	654,466	767,305	767,305

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SCHEDULE B

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Exhibit A

VOTING AGREEMENT AND IRREVOCABLE PROXY

Until the seventh anniversary of the date hereof, the undersigned shareholder (“Shareholder”) of Soluna Holdings, Inc. (the “Company”), hereby irrevocably appoints the chief executive officer of the Company or his designated successor (the “Proxy Holder”) the attorney and proxy of the undersigned with full power of substitution and resubstitution to the full extent of the undersigned’s rights to vote all of his, her, or its voting rights of the Company which Shareholder (i) currently owns of record, (ii) becomes the owner of record after the date hereof, or (iii) for which he, she, or it has in any manner the right to vote, on all matters on which the Shareholders of the Company are permitted, required or requested to vote or consent, whether at a meeting or by written consent (collectively, the “Voting Rights”).

This Voting Agreement and Irrevocable Proxy shall automatically renew for successive seven-year terms upon the seventh anniversary of the date hereof.

The foregoing voting agreement shall not be personal to Shareholder but shall attach to all Voting Rights as described above, and shall therefore bind any bona fide, non-affiliated third party transferee of the Voting Rights.

This Voting Agreement and Irrevocable Proxy shall be deemed to be coupled with an interest (as defined in Nevada Revised Statutes §78.355) and is irrevocable.

This Voting Agreement and Irrevocable Proxy is governed by the laws of the State of Nevada.

The Company may use this agreement solely to vote the undersigned share of the Company’s common stock in favor of the Shareholder Approval (as defined in that Fourth Amendment Agreement of even date herewith).

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of February [*], 2024.

Shareholder

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